Exhibit 99.1


Press Release                                                  Source: RADVISION
RADVISION Reports First Quarter 2004 Results
Wednesday April 21, 7:00 am ET

Performance in Line with Forecast

Visual Communication Market Continues to Advance

GLEN ROCK, N.J.--(BUSINESS WIRE)--April 21, 2004--RADVISION (Nasdaq: RVSN -
News) today announced that revenues for the first quarter of 2004 were $14.3 million, an increase of 29% from the first quarter of 2003. Net income for the 2004 first quarter was $1.8 million or $0.08 per diluted share and included one-time operating income of $1.1 million related to the settlement of an arbitration. Before inclusion of the one-time item, net income was $719,000 or $0.03 per diluted share, in line with the Company's forecast. In the first quarter of 2003, net income was $15,000 or $0.00 per diluted share.

Operating profit before the one-time income in the 2004 first quarter was $307,000 compared with an operating loss of $551,000 in the first quarter of 2003.

First quarter 2004 revenues consisted of $10.2 million in Networking Business Unit (NBU) sales and $4.1 million in Technology Business Unit (TBU) sales, representing increases of 32% and 22%, respectively, over the first quarter of 2003.

The Company ended the first quarter of 2004 with approximately $102 million in cash and liquid investments, an increase of $2.4 million over the prior quarter, and equivalent to $5.25 per basic share. The increase reflects operating cash flow of $1.6 million and income of $1.3 million from the exercise of options, offset by $516,000 in capital expenditures.

The Company noted that the first quarter 2004 results reflect better than expected performance of its Technology Business Unit, with especially strong sales in the U.S. and Asia Pacific. They also include on-target performance by the Networking Business Unit, with better than forecast sales in the U.S. and EMEA offsetting lower than expected APAC sales due to a slow start to the quarter in China.

Gadi Tamari, Chief Executive Officer of RADVISION, commented: "While the majority of our revenues in the first quarter continued to come from the traditional meeting room market, new developments in personal visual communications, both at the desktop and over 3G wireless networks, are creating important new market opportunities for RADVISION."

Mr. Tamari continued: "The ongoing development in the first quarter of the 3G mobile market continued to contribute to NBU results. We were also encouraged to see Cisco's significant announcement earlier this quarter of their video telephony initiative, which is powered, in part, by RADVISION technology."



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Guidance

The following statements are forward-looking, and actual results may differ materially.

The Company expects second quarter 2004 revenues to be approximately $15.2 million and net income to approximate $656,000 or $0.03 per diluted share. This compares to second quarter 2003 revenues of $11.6 million and net income of $142,000 or $0.01 per share. As previously discussed, the Company plans to pursue strategic initiatives and make operating investments in 2004, as it positions itself for the realization of a much larger market opportunity in the coming years. (Full details are available on the Company's web site at www.radvision.com.)

First Quarter 2004 Earnings Conference Call/Webcast

RADVISION will hold a conference call to discuss its First Quarter results and Second Quarter 2004 outlook, today, Wednesday, April 21, 2003 at 9:00 a.m.
(EDT). To access the conference call, please dial 1-888-373-3590 (International dialers can call +1-712-257-0050) by 8:45 a.m. The passcode "RADVISION" will be required to access the live conference call. A live webcast of the conference call will also be available in the investor relations section of the company's website at www.radvision.com.

A PowerPoint presentation highlighting key financial metrics as well as the Second Quarter 2004 estimate will be available in the Investor Relations section of the company's website, www.radvision.com. The presentation will be available beginning at 8:00 a.m. (EDT) on April 21st and will be archived on the website thereafter. A replay of the call will be available beginning approximately one hour after the conclusion of the call through 12:00 midnight (EDT) on April 28, 2004. To access the replay, please dial 1-888-562-6875 (International dialers can call +1-402-220-6530), conference #2842980.

About RADVISION

RADVISION Ltd. (Nasdaq: RVSN - News) is the industry's leading provider of high quality, scalable and easy-to-use products and technologies for videoconferencing, video telephony, and the development of converged voice, video and data over IP and 3G networks. RADVISION has two distinct business units. RADVISION's Networking Business Unit (NBU) offers one of the broadest and most complete sets of videoconferencing network solutions for IP- and ISDN-based networks, supporting all end points in the industry. The company also provides businesses and service providers with integrated solutions that deliver converged IP-based video telephony applications to employee computer desktops and residential broadband homes worldwide. The Company's Technology Business Unit (TBU) provides protocol development tools and platforms, enabling equipment vendors and service providers to develop and deploy new converged networks, services, and technologies. For more information please visit our website at www.radvision.com.

This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the industry, changes in demand for products, the timing and amount or cancellation of orders and other risks detailed from time to time in RADVISION's filings with the Securities Exchange Commission, including RADVISION's Form 10-K Annual Report. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.

-0-




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                                 RADVISION LTD.

                        Consolidated Statements of Income
          (U.S. Dollars in thousands, except share and per share data)

                                                Three Months Ended
                                                      March 31,
                                                 2004         2003
                                             ------------ ------------
                                              (Unaudited)  (Unaudited)

Revenues                                         $14,261      $11,053
Cost of Revenues                                   3,097        2,360
                                             ------------ ------------
Gross Profit                                      11,164        8,693

Operating expenses:
Research and Development                           3,780        3,564
Marketing and Selling                              5,837        4,732
General and Administration                         1,240          948
                                             ------------ ------------
Operating Gain (Loss), before One Time Income        307         (551)

One Time Income                                    1,061            -
                                             ------------ ------------
Operating Gain (Loss)                              1,368         (551)

Financial Income, Net                                412          566
                                             ------------ ------------
Net Income                                         1,780           15
                                             ============ ============

Basic Earnings per Share                           $0.09        $0.00

Basic Earnings per Share, excluding One Time
Income                                             $0.04        $0.00
                                                   =====        =====
Weighted Average Number of Shares Outstanding
During the Period - Basic                     19,484,208   18,331,538

Diluted Earnings (Loss) per Share                  $0.08        $0.00
Diluted Earnings (Loss) per Share, excluding
One Time Income                                    $0.03        $0.00
                                                   =====        =====
Weighted Average Number of Shares Outstanding
During the Period - Diluted                   21,566,783   19,324,573




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                                 RADVISION LTD.
                           Consolidated Balance Sheet
                     (U.S. Dollars in thousands)

                                                  March 31,  December
                                                    2004     31, 2003
                                                 (Unaudited) (Audited)
Assets
Cash and cash equivalents ((1)see below)            $26,914   $16,433
Short-term bank deposits ((1)see below)              19,667    34,977
Trade Receivables, Net                                8,462     8,685
Other Receivables                                     3,424     2,704
Inventories                                           1,187       969
                                                 ----------- ---------
Total Current Assets                                 59,654    63,768

Severance Pay Fund                                    2,205     2,171
Long-term securities and bank deposits ((1)see
 below)                                              55,688    48,501
                                                 ----------- ---------
Total long-term assets                               57,893    50,672

Property and Equipment
Cost                                                 12,995    12,479
Less Accumulated Depreciation                        10,437     9,907
                                                 ----------- ---------
                                                      2,558     2,572

Total Assets                                       $120,105  $117,012
                                                 =========== =========

Liabilities and Equity
Trade Payable                                        $2,825    $1,270
Other Payables & Accrued Expenses                    17,548    19,148
                                                 ----------- ---------
Current Liabilities                                  20,373    20,418

Accrued Severance Pay                                 3,332     3,353
                                                 ----------- ---------
Total Liabilities                                    23,705    23,771

Shareholders' Equity
Share Capital                                           187       187
Additional Paid in Capital                          104,663   104,663
Treasury Stock                                       (3,320)   (5,075)
Deferred Compensation                                  ----      ----
Accumulated Deficit                                  (5,130)   (6,534)
                                                 ----------- ---------
Total Shareholders' Equity                           96,400    93,241

Total Liabilities and Shareholders' Equity         $120,105  $117,012
                                                 =========== =========
(1)Total Cash and Liquid Investments                102,269    99,911
                                                 =========== =========
---------------------
Contact:
     RADVISION
     Tsipi Kagan, 201-689-6340
     cfo@radvision.com
     or Peter Benedict, 201-689-6311
     pr@radvision.com
     or Investor Relations:
     Comm-Partners LLC
     June Filingeri, 203-972-0186
     junefil@optonline.net